UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

DORCHESTER MINERALS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3838 Oak Lawn, Suite 300, Dallas, Texas 75219
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:  (214) 559-0300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 31, 2010, Dorchester Minerals, L.P., a Delaware limited partnership (the “Partnership”), entered into a Contribution and Exchange Agreement (the “Contribution and Exchange Agreement“) with each of Dodge Jones Foundation, The Legett Foundation, Kickapoo Springs Foundation, The Karankin Foundation, Still Water Foundation, Xettam Minerals, L.P., 2MW Limited Partnership, Julia Jones Matthews, Trustee of the Julia Jones Matthews Living Trust and John A. Matthews, Jr. (collectively, the “Contributors”), pursuant to which the Partnership and its newly-formed subsidiary acquired all of the outstanding partnership interests in Maecenas Minerals, L.L.P., a Texas limited liability partnership that owns producing and nonproducing mineral and royalty interests located in 17 states (“Maecenas”).

The properties owned by Maecenas consist of varying undivided mineral and overriding royalty interests in approximately 700,000 gross acres located primarily in Texas and North Dakota.  The Texas properties are concentrated in the Permian Basin and include interests in the Seminole (San Andres) Unit and Goldsmith Fields in Gaines and Ector counties.  The North Dakota properties include interests in the Cedar Hills South Unit and portions of the Bakken Shale Trend.

The Partnership and the Contributors structured the transactions contemplated by the Contribution and Exchange Agreement as a non-taxable contribution and exchange.  The Partnership completed its acquisition of the partnership interests of Maecenas pursuant to the Contribution Agreement on March 31, 2010.  In exchange, the Partnership issued to the Contributors an aggregate of 835,000 common units representing limited partnership interests in the Partnership, the offer and sale of which are registered by the Partnership’s registration statement on Form S-4 (the “Exchanged Units”).

Cautionary Statements

The foregoing description of the Contribution and Exchange Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Contribution and Exchange Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Partnership is filing the Contribution and Exchange Agreement with this current report on Form 8-K to provide investors with information regarding the terms and conditions of the Contribution and Exchange Agreement.  The Partnership does not intend to provide any other factual or disclosure information about the Partnership or the Contributors.

Investors are not third-party beneficiaries under the Contribution and Exchange Agreement.  The Contribution and Exchange Agreement contains representations and warranties made by each party solely for the benefit of the other parties to the Contribution and Exchange Agreement.  The Partnership and the Contributors made certain representations and warranties in the Contribution and Exchange Agreement for the purpose of allocating risk among themselves, rather than establishing matters as facts.  The assertions embodied in the representations and warranties of the Contribution and Exchange Agreement are as of a specified date and may be subject to limitations agreed between the Partnership and the Contributors.  Such assertions are also qualified by information contained in disclosure schedules exchanged between the Partnership and the Contributors in connection with the negotiation of the Contribution and Exchange Agreement, which disclosure schedules are not publicly disclosed and are not necessarily reflected in the Contribution and Exchange Agreement.  Further, the information contained in the disclosure schedules may modify and create exceptions to the representations and warranties set forth in the Contribution and Exchange Agreement.  Accordingly, investors should not rely on the representations and warranties contained in the Contribution and Exchange Agreement as statements of factual information or as characterizations of the actual state of affairs of the Partnership or the Contributors.

Item 8.01 Other Events.

On March 31, 2010, the Partnership issued a press release announcing the completion of the transactions contemplated by the Contribution and Exchange Agreement  (the “Press Release”).  A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b)           Pro forma financial information.

The unaudited pro forma consolidated balance sheet of Dorchester Minerals, L.P. for the year ended December 31, 2009 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d)           Exhibits.

10.1
Contribution and Exchange Agreement dated March 31, 2010 by and among Dorchester Minerals, L.P., Dodge Jones Foundation, The Legett Foundation, Kickapoo Springs Foundation, The Karakin Foundation, Still Water Foundation, Xettam Minerals, L.P., 2MW Limited Partnership, Julia Jones Matthews, Trustee of the Julia Jones Matthews Living Trust, and John A. Matthews, Jr.

99.1	Press release dated March 31, 2010.
99.2
Unaudited pro forma consolidated balance sheet of Dorchester Minerals, L.P. as of December 31, 2009 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORCHESTER MINERALS, L.P.

By:          Dorchester Minerals Management LP,
its general partner

By:          Dorchester Minerals Management GP LLC,
its general partner

Date: April 6, 2010	By:	/s/ H.C. Allen, Jr.
H.C. Allen, Jr.
Chief Financial Officer

 INDEX TO EXHIBITS

Item	Exhibit
10.1

Contribution and Exchange Agreement dated March 31, 2010 by and among Dorchester Minerals, L.P., Dodge Jones Foundation, The Legett Foundation, Kickapoo Springs Foundation, The Karakin Foundation, Still Water Foundation, Xettam Minerals, L.P., 2MW Limited Partnership, Julia Jones Matthews, Trustee of the Julia Jones Matthews Living Trust, and John A. Matthews, Jr.

99.1	Press release dated March 31, 2010
99.2
Unaudited pro forma consolidated balance sheet of Dorchester Minerals, L.P. as of December 31, 2009 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2009.